UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Orchid Cellmark Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 5, 2006

Dear Stockholder,

We cordially invite you to attend our 2006 Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, July 6, 2006 at The Westin Princeton at Forrestal Village, 201 Village Boulevard, Princeton, New Jersey, 08540. The attached Notice of Annual Meeting and proxy statement describe the business we will conduct at the meeting and provide information about Orchid Cellmark Inc. that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

Thomas A. Bologna

President and Chief Executive Officer

ORCHID CELLMARK INC.

4390 US ROUTE ONE

PRINCETON, NJ 08540

June 5, 2006

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. local time

DATE: Thursday, July 6, 2006

PLACE:	The Westin Princeton at Forrestal Village

201 Village Boulevard

Princeton, NJ 08540

PURPOSES:

1. To elect two directors, Dr. George H. Poste and Ms. Nicole S. Williams, as Class III Directors to serve three-year terms expiring in 2009.

2. To ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

3. To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Orchid Cellmark Inc. common stock at the close of business on May 19, 2006. A list of stockholders of record will be available at the meeting and, during the ten days prior to the meeting, at the office of the Secretary at the above address.

BY ORDER OF THE BOARD OF DIRECTORS

Warren T. Meltzer

Corporate Secretary

ORCHID CELLMARK INC.

4390 US ROUTE ONE

PRINCETON, NJ 08540

PROXY STATEMENT FOR ORCHID CELLMARK INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders and any adjournments of the meeting. This proxy statement along with the accompanying Notice of 2006 Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares either via the Internet, by telephone, or by marking, signing, dating and returning the enclosed proxy card.

On June 5, 2006 we began sending this proxy statement, the attached notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Only stockholders who owned Orchid common stock at the close of business on May 19, 2006 are entitled to vote at the Annual Meeting. On this record date, there were 24,528,292 shares of our common stock outstanding. The common stock is our only class of voting stock. We are also sending along with this proxy statement our 2005 annual report, which includes our financial statements for the fiscal year ended December 31, 2005. You can also find a copy of our 2005 Annual Report on Form 10-K through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.orchid.com.

How Many Votes Do I Have?

Each share of our common stock that you own at the close of business on May 19, 2006 entitles you to one vote.

How Do I Vote?

You may vote by attending the meeting and casting your vote in person, or via the Internet, by telephone, or by signing and mailing your proxy card. Detailed instructions for Internet and telephone voting are attached to your proxy card.

How Do I Vote by Proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your proxy card and send it to us in time, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director; and

•	“FOR” the ratification of the selection of our independent registered accounting firm for our fiscal year ending December 31, 2006.

If any other matter is presented, your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	You may send in another proxy with a later date;

•	You may vote via the Internet at a later date;

•	You may vote by telephone at a later date;

•	You may notify our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How Do I Vote in Person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on May 19, 2006, the record date for voting.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting is required to ratify the selection of our independent registered public accounting firm.

What is the Effect of Broker Non-Votes, Withholdings and Abstentions?

•	Broker Non-Votes: If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposal 1 and Proposal 2, even if it does not receive instructions from you. A “broker non-vote” occurs if your broker cannot vote your shares on a particular matter because it does not have instructions from you or does not have discretionary voting authority on that matter. Broker non-votes are not counted as votes “for” or “against” Proposal 1 and Proposal 2, so they will have no effect on the votes on these proposals.

•	Withholdings: Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

•	Abstentions: Because abstentions are not counted as votes “for” or “against” Proposal 1 or Proposal 2, they will have no effect on the votes on these proposals.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies if any fees are incurred. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock on May 19, 2006 is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 10:00 a.m. on Thursday, July 6, 2006 at The Westin Princeton at Forrestal Village, 201 Village Boulevard, Princeton, New Jersey, 08540. When you arrive at the hotel, signs will direct you to the appropriate meeting room. You need not attend the Annual Meeting in order to vote.

Voting

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions), (2) by telephone (please see your proxy card for instructions), and (3) by mail, using the paper proxy card. When you vote via the Internet or by telephone, your vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the Annual Meeting.

Electronic Delivery of Orchid Stockholder Communications

We are pleased to offer our stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as the annual report and the proxy statement, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your stockholder votes online. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings and help reduce our printing and mailing costs. To sign up for electronic delivery, visit http://www.proxyvote.com and enter information for all of your Orchid stockholdings. Your enrollment will be effective until canceled. If you have questions about electronic delivery, please call Orchid Investor Relations at 609-750-2324.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our distribution agent, ADP, by calling their toll free number 1-800-542-1061, or writing to them at ADP ICS, Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years or if you share an address with another of our stockholders and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling 1-800-937-5449 or writing to the transfer agent at 59 Maiden Lane, Plaza Level, New York, NY, 10038.

•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SHARE OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2006 for (a) the executive officers named in the Summary Compensation Table below, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within the 60-day period following March 31, 2006 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. The number of shares of common stock issued and the number of shares of common stock outstanding as of March 31, 2006 was 24,527,409 and 24,364,150, respectively.

Name and Address	Shares Beneficially Owned
	Number(1)	Percent
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	3,067,800	12.6%
Ziff Asset Management, LP 153 East 53rd Street, 43rd Floor New York, NY 10022(2)	2,356,900	9.7%
Barclays Global Investors NA 45 Fremont Street San Francisco, CA 94105	1,558,672	6.4%
James Beery(3)	13,011	*
Thomas A. Bologna(3)	12,500	*
Gordon J. Brown(4)	12,833	*
Sidney M. Hecht, Ph.D.(5)	32,373	*
Raymond J. Land(6)	64,417	*
Kenneth D. Noonan, Ph.D.(3)	15,189	*
George H. Poste, DVM, Ph.D.(3)	72,630	*
Gordon Wasserman(3)	8,006	*
Nicole S. Williams(3)	18,177	*
All current directors and executive officers as a group (ten persons)(7)	249,136	1.0%

Former officers
Paul J. Kelly, MD(8)	109,692	*
Jenniffer Collins(9)	2,895	*

*	Represents beneficial ownership of less than 1% of the common stock outstanding.

(1)	Attached to each share of common stock is a preferred share purchase right to acquire on one-hundredth of a share of our series A junior participating preferred stock, par value $0.001 per share, which preferred share purchase rights are not presently exercisable.
(2)	Shares registered in the name of Ziff Asset Management, LP are beneficially owned by PBK Holdings, Inc., the general partner of Ziff Asset Management, LP, and Philip B. Korsant, the sole shareholder of PBK Holdings, Inc., all three of which share dispositive voting power for the shares.
(3)	Represents shares of common stock subject to options exercisable within the 60-day period following March 31, 2006.

(4)	Includes 8,333 shares of common stock subject to options exercisable within the 60-day period following March 31, 2006.
(5)	Includes 28,103 shares of common stock subject to options exercisable within the 60-day period following March 31, 2006.
(6)	Includes 62,917 shares of common stock subject to options exercisable within the 60-day period following March 31, 2006.
(7)	Includes 238,866 shares of common stock subject to options exercisable within the 60-day period following March 31, 2006.
(8)	On March 8, 2006, Dr. Kelly was terminated as President and Chief Executive Officer of the company, and resigned from the Board of Directors effective April 14, 2006. This amount includes 107,292 shares of common stock subject to options exercisable within the 60-day period following March 31, 2006.
(9)	Jenniffer Collins served as Principal Accounting Officer of the company from March 2, 2005 through June 5, 2005 and continues to serve as Corporate Controller. This amount represents shares of common stock subject to options exercisable within the 60-day period following March 31, 2006.

MANAGEMENT

The Board of Directors

Our Certificate of Incorporation and By-laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each Annual Meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of seven members, classified into three classes as follows: (1) Dr. Poste and Ms. Williams constitute a class with a term ending at the 2006 Annual Meeting of Stockholders; (2) Dr. Hecht, Dr. Noonan and Mr. Beery constitute a class with a term which expires at the 2007 Annual Meeting of Stockholders; and (3) Mr. Wasserman and Mr. Bologna constitute a class with a term ending at the 2008 Annual Meeting of Stockholders.

On February 23, 2006, our Board of Directors voted to nominate Dr. Poste and Ms. Williams for election at this Annual Meeting for a term of three years. On March 9, 2006, the company announced it had entered into an Employment Agreement with Mr. Bologna to serve as its President and Chief Executive Officer, and that it had appointed Thomas A. Bologna to serve as a Class II member of the Board of Directors with a term expiring in 2008. Dr. Kelly resigned from the Board effective April 14, 2006.

Set forth below are the names of both the persons being nominated as directors and current directors whose terms do not expire this year, their ages, their offices in our company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

James Beery, age 64, has served as a member of our Board of Directors since April 2004. From March 2002 to the present, Mr. Beery has served as Senior Of Counsel to Covington & Burling, an international law firm based in Washington, D.C. From December 2000 until his retirement in June 2001, Mr. Beery served as Senior Vice President and General Counsel of GlaxoSmithKline PLC, a UK-based global pharmaceutical company. For the seven years from 1993 until the formation of the merged company GlaxoSmithKline in December 2000, Mr. Beery served as Senior Vice President, General Counsel and Secretary of SmithKline Beecham PLC. He is currently a director of Martek Biosciences Corporation, deCODE Genetics, Inc., and the London Centre for the International Education of Students, and is a member of the Advisory Board of the Stanford Law School Program in Law, Science and Technology.

Thomas A. Bologna, 57, has served as President and Chief Executive Officer and a director of the company since April 2006. From 2004 to 2005, Mr. Bologna was Chief Executive Officer, President and a director of Quorex Pharmaceuticals, Inc. a pre-clinical stage anti-infective company. Mr. Bologna was Chief Executive Officer, President, and a director of Ostex International, Inc. which developed, manufactured and marketed innovative products for the management of osteoporosis, from 1997 to 2003, and in 1999 he was also appointed chairman of the board. From 1996 to 1997, Mr. Bologna was a principal at Healthcare Venture Associates, a consulting firm. From 1994 to 1996, Mr. Bologna was Chief Executive Officer, President and a director of Scriptgen Pharmaceuticals, Inc., a biotechnology company with proprietary drug screening technology that developed orally active drugs to regulate gene expression, and from 1987 to 1994, Mr. Bologna was Chief Executive Officer, President and a director of Gen-Probe Incorporated, a biotechnology company commercializing genetic-probe-based technology for diagnostic and therapeutic applications, and in 1992 he was also appointed chairman of the board. Prior to Gen-Probe, Mr. Bologna held several senior level positions with Becton, Dickinson and Company and Warner-Lambert Company. At Becton, Dickinson and Company, he served as President of the Diagnostic Instrument Systems Division, President of the Johnston Laboratories Division, and Vice President and General Manager of the Hynson, Wescott & Dunning biotechnology unit. At Warner-Lambert Company, he served as a Vice President responsible for the marketing, sales and R&D functions, as well as the Asia/Pacific profit center for the Scientific Instrument Division. Mr. Bologna currently serves as a board member of Cylex, Inc., a privately-held life science company that develops, manufactures and markets in vitro diagnostic products for the assessment of immunity, and Medical Device Group, Inc., a privately-held developer of medical products. Mr. Bologna received an M.B.A. and a B.S. from New York University.

Sidney M. Hecht, Ph.D., age 61, has served as a member of our Board of Directors since 1995. He is currently the John W. Mallet Professor of Chemistry and Professor of Biology at University of Virginia and has served in each position since 1978. From 1981 to 1987, Dr. Hecht held concurrent appointments first as vice president, preclinical research and development, and then vice president, chemical research and development at SmithKline & French Laboratories, where he was appointed a Distinguished Fellow. From 1971 to 1979, he was assistant professor and then associate professor of chemistry at the Massachusetts Institute of Technology. Dr. Hecht received his B.A. in Chemistry from the University of Rochester and his Ph.D. in Chemistry from the University of Illinois.

Kenneth D. Noonan, Ph.D., age 58, has served as a member of our Board of Directors since December 2001. He has been a partner, at London-based L.E.K. Consulting LLP since November 2001, where he focuses on the European life sciences industry. Prior to joining L.E.K., Dr. Noonan was the senior Vice President of Corporate Development for Applera Corporation from 2000 to 2001 where he had corporate responsibility for strategy and transactions. Dr. Noonan has significant experience consulting to European life sciences companies first as the founder and managing director of The Wilkerson Group Ltd., (a specialist life science consultancy), and subsequently as Head of Booz-Allen and Hamilton’s European pharmaceutical practice from 1995 to 2000. Prior to becoming a consultant, Dr. Noonan was the Vice President of Technology Assessment and Business Development for CooperTechnicon Corp. and prior to that he was Director of Research and Development for BD Microbiology Systems. Dr. Noonan’s academic credentials include a Ph.D. in Biochemistry from Princeton University and a B.S. in Biology from St. Joseph’s University.

George H. Poste, DVM, Ph.D., age 61, has served as a member of our Board of Directors since March 2000 and as chairman since 2002. He currently serves as Director of The Biodesign Institute at Arizona State University. He is also the Chief Executive Officer of Health Technology Networks, a consulting group specializing in the impact of genetics, computing and other advanced technologies on healthcare research and development and Internet-based systems for healthcare delivery. From 1992 to 1999, Dr. Poste was President of Research and Development, Chief Science and Technology officer and a member of the board of directors of SmithKline Beecham PLC. Dr. Poste was a non-executive chairman of diaDexus, LLC from 1997 to 2004, the joint venture in molecular diagnostics between SmithKline Beecham and Incyte Pharmaceuticals, and a non-executive chairman of Structural GenomiX from 2000 to 2004. He serves on the board of directors of Exelixis, Monsanto Company and the Molecular Profiling Institute. Dr. Poste received his degree in veterinary medicine and his Ph.D. in virology from the University of Bristol, England. He is a Board-certified pathologist and a Fellow of the Royal Society.

Gordon Wasserman, age 67, has been a member of our Board of Directors since November 2004. He is currently Chairman and Chief Executive Officer of The Gordon Wasserman Group, LLC, an independent consultant firm specializing in the management of police agencies, particularly their scientific and technological support services, and in advising private sector entities on how best to serve the public safety and law enforcement markets. From 1983 to 1995, Mr. Wasserman was Assistant Under Secretary of State for Police Science and Technology in the United Kingdom Government where his responsibilities included the Home Office Forensic Science Service. After moving to the US in 1995, he has served as special adviser to the police commissioners of the cities of New York and Philadelphia, the chiefs of police of Miami, Florida and Hartford, Connecticut, and the US Dept of Justice as well as a number of other government agencies in this country and overseas. He was also non-executive chairman of the board of directors of Ion Track Inc., a world leader in trace detection technology for explosives and narcotics, for the two years prior to its acquisition by General Electric in October 2002. Mr. Wasserman received his B.A. from McGill University and his M.A. from Oxford University where he was a Rhodes Scholar.

Nicole S. Williams, age 61, has served as a member of our Board of Directors since 2002. Ms. Williams recently retired as the Chief Financial Officer of Abraxis BioScience Inc., a biopharmaceutical company, and President of Abraxis Pharmaceutical Products, a division of Abraxis BioScience Inc., positions she assumed in 2006. Ms. Williams was the Executive Vice President and Chief Financial Officer of American Pharmaceutical

Partners, Inc., a specialty pharmaceutical company, from 2002 to 2006. From 1999 to 2002, Ms. Williams was founder and President of the Nicklin Capital Group, Inc., a firm that managed investments for and provided consulting to a number of technology start-ups in the Chicago area, specializing in the health care industry since 1999. From 1992 to 1999, Ms. Williams was the Executive Vice President, Chief Financial Officer and Corporate Secretary of R.P. Scherer Corporation in Troy, Michigan. From 1987 to 1992, Ms. Williams was with SPSS, Inc., in Chicago, Illinois. She was Executive Vice President, Worldwide Operations, Chief Financial Officer and Director of SPSS, Inc. from 1990 to 1992. Prior to 1987 she held various financial positions in several manufacturing companies in Chicago. She also serves as a director of Arryx, Inc. She serves on the board of Lake Forest Graduate School of Management, and on the Board of the Chicago Horticultural Society. Ms. Williams received her Demi-License es Science Politique from the University of Geneva, Switzerland, her License es Science Politique from the Graduate Institute of International Affairs, University of Geneva, Switzerland and her M.B.A. from the Graduate School of Business, University of Chicago.

Our Board of Directors has determined that the following members of the Board of Directors qualify as independent directors under the definition promulgated by the Nasdaq Stock Market: Dr. Hecht, Messrs. Beery and Wasserman and Ms. Williams.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2005, there were eight meetings of our Board of Directors, and the Audit and Compensation Committees of the Board met a total of 17 times. All directors attended at least 85% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2005.

Audit Committee. Our Audit Committee met 12 times during fiscal 2005. This committee currently has three members, James Beery, Sidney M. Hecht and Nicole S. Williams (Chairperson). Our Audit Committee has the authority to retain and terminate the services of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Ms. Williams is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee. Our Compensation Committee met five times during fiscal 2005. This committee currently has two members, Sidney M. Hecht (Chairman) and Nicole S. Williams. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision making process with respect to that issue without the Chief Executive Officer present. All members of the Compensation Committee qualify as independent directors under the definition promulgated by the Nasdaq Stock Market. Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating Committee: The company does not currently have a standing Nominating Committee since the Board of Directors determined that the independent members of the Board can adequately fulfill the obligations of a nominating committee without the need of incurring additional costs of committee meetings.

Compensation Committee Interlocks and Insider Participation. Our Compensation Committee has two members, Sidney M. Hecht (Chairman) and Nicole S. Williams. None of our executive officers serve as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Stockholder Communications to the Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 609-750-2324. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board at 4390 US Route One, Princeton, NJ, 08540, or to individual Board members via e-mail at ir@orchid.com.

Compensation of Directors

Compensation Policy

The members of our Board of Directors are entitled to receive compensation in accordance with the following schedule:

Board of Directors:

Annual retainer-chairperson	$25,000
Annual retainer-director	$12,500
Meeting fee	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Audit Committee:

Annual retainer-chairperson	$5,000
Annual retainer-committee members	$1,500
Meeting fee	$1,000
Meeting fee (in person meetings held on days separate from full Board meeting)	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Compensation Committee:

No annual retainer to be paid to compensation committee chairperson or members.
Meeting fee	$1,000
Meeting fee (in person meetings held on days separate from full Board meeting)	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Board members and committee members receive stock option grants both upon joining the Board and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our 2005 Amended and Restated Stock Plan, and which typically vest in monthly increments over three years.

Other Compensation:

On November 24, 2005, we entered into a consulting agreement with L.E.K. Consulting LLP, of which Dr. Noonan is a partner. Under the terms of the agreement, we paid L.E.K. fees of $275,000 in connection with their market analysis and strategic planning services, which were completed early in 2006.

Executive Officers

Raymond J. Land has served as the Senior Vice President and Chief Financial Officer of the company under an at-will employment arrangement since June 6, 2005. Prior to Mr. Land joining the company, Ms. Jenniffer Collins served as Principal Accounting Officer of the company from March 2, 2005 through June 5, 2005 and continues to serve as Corporate Controller.

On March 9, 2006, the company announced it had entered into an employment agreement with Mr. Bologna to serve as its President and Chief Executive Officer, and that it had appointed Mr. Bologna to serve as a Class II member of the Board of Directors with a term expiring in 2008. Dr. Kelly resigned from the Board effective April 14, 2006.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the three fiscal years ended December 31, 2005 to (1) our Chief Executive Officer, and (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2005.

	Year	Annual Compensation									Long-Term Compensation Awards
Name and Principal Position		Salary			Bonus			Other Annual Compensation			Securities Underlying Options/ SARs (#)	All Other Compensation(2)
Paul J. Kelly, MD President and Chief Executive Officer(4)	2005 2004 2003	$ $ $	368,750 350,000 253,575	(6)	$ $ $	192,500 332,500 —	(5)	$ $ $	19,148 17,500 16,041	(3) (1) (1)	100,000 150,000 40,000	$ $ $	5,625 5,833 2,188

Raymond J. Land, Senior Vice President and CFO	2005		$157,244			$—			$8,021	(1)	140,000		$8,021

Jenniffer Collins, Principle Accounting Officer and Corporate Controller(7)	2005		$155,000			$19,154			$—		4,000		$2,972

(1)	Other Annual Compensation consisted of payments made into an executive deferred compensation plan for their benefit.
(2)	All Other Compensation for Dr. Kelly, Mr. Land and Ms. Collins consisted of matching contributions made under our 401(k) plan.
(3)	This amount included life insurance premiums of $711 paid by the company for a term life insurance policy that benefited Dr. Kelly’s family valued at $1,125,000, and payments made into an executive deferred compensation plan for his benefit.
(4)	On March 8, 2006, Dr. Kelly was terminated as President and Chief Executive Officer of the company.
(5)	The bonus paid to Dr. Kelly for 2004 included a special bonus of $140,000.
(6)	Salary paid to Dr. Kelly during 2003 included $50,000 Dr. Kelly was obligated to pay in order to effect an early termination of a previously existing employment relationship upon his becoming Chief Executive Officer of our company.
(7)	Ms. Collins served as Principal Accounting Officer of the company from March 2, 2005 through June 5, 2005 and continues to serve as Corporate Controller.

Option Grants in Our Last Fiscal Year

The following table shows grants of stock options that we made during the fiscal year ended December 31, 2005 to each of the executive officers named in the Summary Compensation Table, above.

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options/SARs Granted (#)(1)		% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date

Name						5%	10%
Paul J. Kelly, MD(3)	100,000		25.1%	$10.39	6/8/2006	$51,950	$103,900
Raymond J. Land	40,000	(4)	10.1%	$9.71	6/6/2015	$244,263	$619,010
Raymond J. Land	100,000		25.1%	$10.20	6/9/2015	$641,473	$1,625,617
Jenniffer Collins	640		0.2%	$10.33	4/18/2015	$4,158	$10,537

(1)	The options granted were either non-qualified or incentive options granted under either the company’s 1995 Stock Incentive Plan or the 2005 Amended and Restated Stock Plan, and vest on a monthly basis over a four-year period, except as indicated.
(2)	In accordance with the rules of the Securities and Exchange Commission, we show in these columns the potential realizable value over the term of the option (period from the grant date to the expiration date). We calculate this assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on assumed rates of appreciation and do not represent an estimate of our future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the optionholder’s continued employment with us through the option exercise period, and the date on which the option is exercised.
(3)	Values for Dr. Kelly’s option grant made on June 8, 2005 have been calculated on the basis that Dr. Kelly’s ability to exercise any vested options will expire 90 days after his termination date, or June 8, 2006.
(4)	These options were fully vested on the date of grant.

Fiscal Year-End Option Values

The following table shows the aggregate value of options held by each executive officer named in the Summary Compensation Table as of December 31, 2005. The value of the unexercised in-the-money options at fiscal year end is based on a value of $7.60 per share, the closing price of our stock on the Nasdaq National Market System on December 30, 2005, less the per share exercise price of such options.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised In-The-Money Options at Fiscal Year-End
	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul J. Kelly, MD	95,625	194,375	$121,325	$113,000
Raymond J. Land	52,500	87,500	$—	$—
Jenniffer Collins	2,307	3,333	$—	$—

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2005.

Plan category	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
1995 Stock Incentive Plan	476,456	$12.91	—
2005 Amended and Restated Stock Plan	757,498	11.99	909,129

Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	1,233,954	$12.35	909,129

Corporate 401(k) Plan

We sponsor a 401(k) plan covering employees who meet certain defined requirements. Under the terms of our 401(k) plan, participants may elect to make contributions on a pre-tax and after-tax basis, subject to certain limitations under the Internal Revenue Code and we may match a percentage of employee contributions, on a discretionary basis, as determined by our Board of Directors. We currently match 50% of the first 4% of employee contributions. We may make other discretionary contributions to the 401(k) plan pursuant to a determination by our Board of Directors.

Executive Deferred Compensation Plan

We have established an executive deferred compensation plan, which became effective on February 3, 1999. It was established primarily for the purpose of providing deferred compensation for our executive officers, directors and highly compensated employees. Participants in the plan are permitted to defer receipt of, and income taxation on, up to 50% of their regular base salary and all or any portion of any bonus until they terminate their employment with us.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

On March 8, 2006, we entered into an employment agreement with Mr. Thomas A. Bologna, pursuant to which Mr. Bologna serves as our President and Chief Executive Officer and a member of the Board of Directors. Pursuant to this employment agreement, Mr. Bologna receives a base salary of $520,000 and he has a bonus target each year of 50% of his base salary, which will be prorated for 2006. In addition, Mr. Bologna received a sign-on bonus of $100,000. We also contribute an amount equal to 5% of Mr. Bologna’s annual base salary to a non-qualified retirement plan for the sole benefit of Mr. Bologna and provide Mr. Bologna life insurance having a face value of $2,000,000. Additionally, under the employment agreement, Mr. Bologna received an option to purchase 600,000 shares of our common stock with an exercise price of $4.53, which will vest monthly in equal tranches over 48 months. Within six months of his commencement date, the company and Mr. Bologna will agree upon written performance goals and we will grant and deliver to Mr. Bologna 100,000 shares of our common stock, at no cost to Mr. Bologna, on the first business date after achievement of these goals that falls within an open trading window in which the company’s executives are permitted to sell stock. Mr. Bologna must also purchase in the open market within six months after his commencement date $10,000 worth of our common stock.

Mr. Bologna has agreed to use his good faith efforts to relocate to a principal residence within daily commuting distance of our Princeton, New Jersey headquarters no later than during the 2007 calendar year, for which we have agreed to reimburse him certain relocation expenses. Additionally, if Mr. Bologna has not sold his current home in California as of the time he purchases a new home in the Princeton, New Jersey area, we will reimburse him for certain expenses related to the maintenance of his California home for six months from the date his purchase of a new home in the Princeton, New Jersey area. We have also agreed to reimburse Mr. Bologna for up to $8,000 of his legal expenses related to the negotiation of the employment agreement and related equity arrangements, and his travel expenses relating to meetings with our Board of Directors.

In the event of a change of control, all stock options held by Mr. Bologna which have not previously vested shall immediately and fully vest and shall remain exerciseable for their full term, and all of Mr. Bologna’s stock grants shall be made (if not previously made) and the shares obtained thereby shall be delivered to Mr. Bologna. If Mr. Bologna’s employment is terminated by us without cause or by Mr. Bologna for good reason, then immediately upon the date of Mr. Bologna’s termination, (A) to the extent that any of Mr. Bologna’s stock options have not vested in full, an additional number of Mr. Bologna’s stock options will vest such that Mr. Bologna will be vested in such number of stock options calculated as if Mr. Bologna remained employed by the Registrant for an additional 24 months following the date of termination of Mr. Bolgona’s employment, and the vested options shall remain exercisable for their full term; and (B) to the extent that the 100,000 shares of performance based stock described above have not been granted, we will grant 50% of the stock (50,000 shares)

to Mr. Bologna. If Mr. Bologna’s employment is terminated as a result of his death or disability, then immediately upon the date of Mr. Bologna’s termination, all stock options held by Mr. Bologna shall immediately and fully vest and shall remain exercisable for their full term and all of Mr. Bologna’s stock grants shall be made (if said grants have not previously been made) and the shares obtained thereby shall promptly be delivered to Mr. Bologna.

If Mr. Bologna’s employment under his employment agreement is terminated by us for cause or by Mr. Bologna in the absence of a good reason, or the term of the employment agreement expires, we will pay to Mr. Bologna his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses. If Mr. Bologna’s employment under the employment agreement is terminated either by us without cause or by Mr. Bologna for good reason, or because of Mr. Bologna’s death or disability, then (i) we will pay to Mr. Bologna his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses; (ii) we will pay Mr. Bologna a lump sum payment equal to (A) an amount equal to two times his most recent base salary plus (B) an amount equal to two times the average of the last four annual bonuses paid to him, or two times the amount of the largest bonus paid to him within the last three years, whichever is greater; (iii) we will pay Mr. Bologna an amount equal to his annual bonus target pro-rated by the number of days worked by him in the last calendar year of his employment; and (iv) in certain circumstances we will continue to provide medical and dental insurance coverage for him and his family until the later of (A) thirty-six months following the effective date of the termination of his employment or (B) the date which would have been the end of the current term of the employment agreement but for the earlier termination thereof.

On May 16, 2003, we entered into an at-will employment agreement with Dr. Paul Kelly to be Chief Executive Officer of our company. Under this agreement, as amended, Dr. Kelly’s base salary was $375,000 and he was eligible to receive a target bonus of at least 50% of his annualized base salary commencing with his 2004 bonus payment. We also contributed an amount equal to 5% of Dr. Kelly’s base salary to a non-qualified retirement plan for the sole benefit of Dr. Kelly, and provided Dr. Kelly life insurance equal to three times his annual base salary. On March 8, 2006, the company terminated Dr. Kelly as President and Chief Executive Officer.

On April 24, 2006, we entered into a separation agreement with Dr. Kelly which terminated his at-will employment agreement dated May 16, 2003. Under the separation agreement, we will pay Dr. Kelly $31,250 per month for the period of six months from the effective date of the separation agreement, totaling $187,500. In addition, under the separation agreement, Dr. Kelly is entitled to elect to receive continuation health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) after his last day of employment, or the Separation Date. We will pay the premiums for the COBRA continuation of health coverage (less Dr. Kelly’s usual co-pay) for a period of up to six months. Under the separation agreement, all unvested stock options granted to Dr. Kelly terminated on the Separation Date. Dr. Kelly will, however, have 90 days from the Separation Date to exercise any stock options that were granted to him and which vested on or before the Separation Date. The separation agreement prohibits Dr. Kelly, for a period of one year after the Separation Date, from (a) soliciting, luring or hiring away any of our employees and (b) soliciting any of our customers or clients for a purpose that is competitive in any way with our business. In addition, under the Separation Agreement, both we and Dr. Kelly respectively waived rights to assert certain legal claims against the other.

Performance Graph

The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock during a period commencing on January 1, 2001 and ending December 31, 2005 (as measured by dividing (A) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period; by (B) our share price at the beginning of the measurement period) with the cumulative total return of the Nasdaq Biotech Index and the peer issuers during such period. The comparison assumes $100 invested at the per share closing price on the Nasdaq National Market of our common stock and each of the indices since January 1, 2001. We have not paid any dividends on our common stock, and we do not include dividends in the representation of our performance. The stock price performance on the graph below does not necessarily indicate future price performance. This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (“Securities Exchange Act”) whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. We obtained the information used on the graph from Media General Financial Services, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

This report is submitted by our Compensation Committee, which is responsible for establishing and administering our executive compensation policies and stock plans. This committee is composed of Dr. Sidney M. Hecht (Chairman), and Ms. Nicole S. Williams, both of whom qualify as “independent directors” for purposes of the listing standards of The Nasdaq Stock Market. This report addresses the compensation policies as they affected our executive officers during the fiscal year ended December 31, 2005.

Compensation Philosophy

We believe that compensation of our executive officers should:

•	Encourage creation of stockholder value and achievement of strategic corporate objectives;

•	Integrate compensation with our annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives;

•	Provide a competitive total compensation package that enables us to attract and retain high caliber personnel on a long-term basis;

•	Provide total compensation opportunity that is competitive with companies in the laboratory services industry, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance;

•	Align the interests of management and stockholders and enhance stockholder value by providing management with longer term incentives through equity ownership by management; and

•	Provide fair compensation consistent with internal compensation programs.

Salary

Salary levels are largely determined through comparisons with companies of similar headcount and market capitalizations or complexity in the lab services industries using data provided from public filings for those companies, as well as data from the Radford 2003 Biotechnology Compensation Survey, and Towers Perrin Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through job evaluation of responsibilities and market comparisons. We, on the basis of our knowledge of executive compensation in the industry as determined by the above surveys and research methodologies, believe that our salary levels for the executive officers are at a level that we, at the time such salary determinations were made, consider to be reasonable and necessary given our financial resources and the stage of our development. Individual salaries are reviewed annually and salary increases are based on individual performance as well as the performance of our company against the established corporate goals, including the achievement of revenue and operating income targets.

Cash Bonus

An executive officer bonus is based upon the degree of achievement against annual goals. We annually review each executive officer’s bonus and our aggregate bonus pool after the end of our fiscal year. As a result of the company’s performance in 2005, the executive officers did not receive any bonus in 2006.

Equity Incentives

We believe that by providing those persons who have substantial responsibility for the management and growth of our company with an opportunity to increase their ownership of our stock, the best interests of stockholders and executive officers will be closely aligned. Therefore, executive officers are eligible to receive stock options when we perform our annual salary review each March, although we may grant options at other times in recognition of exceptional achievements. Executives receive value from these grants only if our common stock appreciates over the long term. Option grants generally vest over four years. All options were granted with an exercise price equal to 100% of fair market value on the date of grant. The number of shares underlying stock options granted to executive officers is based on competitive practices in the industry as determined by independent surveys previously cited and our knowledge of industry practice. In 2005, in connection with the hiring of our Senior Vice President and Chief Financial Officer, we granted options to this officer to purchase an aggregate of 140,000 shares of our common stock, 40,000 of which vested immediately and the remainder of which vests monthly over four years.

Chief Executive Officer Compensation in 2005

On June 2, 2003, we entered into an at-will employment agreement with Dr. Paul Kelly to be Chief Executive Officer of our company, which was amended effective November 3, 2003. Pursuant to this agreement, as amended, Dr. Kelly’s base salary was $350,000. Dr. Kelly was also entitled to receive a prorated annual bonus. On July 13, 2004, the Board of Directors increased Dr. Kelly’s target bonus to a maximum of 50% of his annualized base salary. Each year the percentage of this bonus received was based on the degree of achievement against established goals and objectives for Dr. Kelly’s individual performance as well as the performance of our company against the established corporate goals, including the achievement of revenue and operating income targets.

On June 13, 2005, Dr. Kelly was granted options to acquire 100,000 shares of our common stock with an exercise price of $10.39 per share. In 2005, Dr. Kelly was also awarded a bonus for 2004 of $192,500 primarily for achieving a number of milestones in 2004, including the company obtaining positive operating income in the third and fourth quarters of 2004, the successful resolution of certain disputes with third parties, the successful implementation of the company’s compliance efforts required by Sarbanes-Oxley, and the recruitment of key officers. On June 13, 2005, the Board of Directors also voted to increase Dr. Kelly’s base salary to $375,000 effective April 1, 2005.

On March 8, 2006, Dr. Kelly was terminated as President and Chief Executive Officer. On April 24, 2006, we entered into a separation agreement with Dr. Kelly which, among other things, terminated his employment agreement dated May 16, 2003, as amended. The terms of this separation agreement are summarized in this proxy statement in the section above titled “Executive Compensation—Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

Chief Executive Officer Compensation Subsequent to 2005

On March 8, 2006, we entered into an employment agreement with Mr. Bologna, pursuant to which Mr. Bologna serves as our President and Chief Executive Officer and as a member of the Board of Directors. The terms of the employment agreement with Mr. Bologna are summarized in this proxy statement in the section above titled “Executive Compensation—Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

Federal Tax Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) limits us to a deduction for federal income tax purposes of no more than $1,000,000 of compensation paid to certain executive officers in a taxable year. Compensation above $1,000,000 may be deducted if it is “performance-based compensation” within the meaning of Section 162(m). The company believes that the options granted under its 2005 Amended and Restated Stock Plan qualify as performance-based compensation.

Conclusion

Through the plans described above, a significant portion of our compensation program for our President and Chief Executive Officer and our other senior executives is contingent on the accomplishment of individual and corporate strategic objectives. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation for a particular time period.

Members of the Compensation Committee

Sidney M. Hecht, Chairman

Nicole S. Williams

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors consists entirely of directors who are independent as defined by the listing standards of the National Association of Securities Dealers, Inc. In addition, at least one member of the Audit Committee is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended. The Audit Committee has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting and internal controls, compliance with legal and regulatory requirements and the quality of external audit resources. This Committee’s roles and responsibilities are set forth in our Charter adopted by the Board.

The Audit Committee has reviewed and discussed the company’s audited consolidated financial statements for the fiscal year ended December 31, 2005 with management and with the company’s consolidated independent registered public accounting firm, KPMG LLP. Management is responsible for the preparation, presentation and integrity of the company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee of our Board of Directors, in consultation with our Principal Executive Officer, our Chief Financial Officer and our independent registered public accounting firm, upon review, testing and evaluation of the company’s system of internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, concluded that the company’s consolidated financial statements for the second and third quarter of 2005 should be restated to correct an error which resulted from a material weakness relating to accounting for common stock received from a share escrow account settlement in the quarter ended June 30, 2005. The company conducted another evaluation of the effectiveness of the design and operation of its disclosure controls and procedures and concluded that, as a result of this material weakness in the company’s internal control over financial reporting, the company’s disclosure controls and procedures were not effective as of June 30, 2005 and September 30, 2005. In addition, based upon the foregoing evaluation, the Principal Executive Officer and Chief Financial Officer concluded that, as a result of this material weakness, the company’s disclosure controls and procedures also were not effective as of December 31, 2005. Specifically, the company concluded that it did not have adequate policies and procedures designed to ensure that financial reporting information related to significant, non-routine transactions were properly identified and communicated. The company further concluded that it did not have adequate policies and procedures designed to ensure that accurate and reliable interim and annual consolidated financial statements were prepared and reviewed on a timely basis, which was also a material weakness in the company’s control over financial reporting. The Audit Committee agreed with the foregoing conclusions.

The company’s management, including its Principal Executive Officer and Chief Financial Officer, does not expect that its disclosure controls and procedures or its internal control over financial reporting will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. There are inherent limitations which include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. However, the company has instituted measures to improve internal communication among departments that will specifically address non-routine, nonrecurring transactions, and has begun a process of instituting systems and personnel to automate and streamline its internal financial closing process.

At the conclusion of the process, both our independent registered public accounting firm and management provided the Audit Committee with and the Audit Committee reviewed a report on the effectiveness of the company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC, as well as KPMG LLP’s Report of Independent Registered Public Accounting Firm included in the company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee will closely monitor the company’s efforts to ensure its compliance with the new measures for 2006, including continuing the current practice of regular, private meetings with the company’s Director of Internal Audit, and it continues to oversee the company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2006.

The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and has discussed with KPMG LLP its independence. The Audit Committee also has full access to the independent registered public accounting firm, including regular meetings without management present. Based on the Audit Committee’s review of the audited consolidated financial statements and the review and discussions described in this paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2005 be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Members of the Audit Committee

Nicole S. Williams (Chairman)

James Beery

Sidney M. Hecht, Ph.D.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

To our knowledge our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews and approves in advance all related party transactions. On December 23, 2005, we entered into a consulting agreement with L.E.K. Consulting LLP, of which Dr. Kenneth Noonan, a director of the company, is a partner. Under the terms of the agreement, we were obligated to pay L.E.K. fees of $275,000 in connection with their services, which were completed early in 2006. Other than as described herein, since January 2005, there has not been nor is there currently proposed, any other transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

ELECTION OF DIRECTORS

(Notice Item 1)

On February 23, 2006, the Board of Directors nominated Dr. Poste and Ms. Williams for election at the Annual Meeting. The Board of Directors currently consists of seven members, classified into three classes as follows: George H. Poste and Nicole S. Williams constitute a class with a term ending at the upcoming Annual Meeting (the “Class III directors”); James Beery, Sidney M. Hecht and Kenneth D. Noonan constitute a class with a term ending at the 2007 Annual Meeting (the “Class I directors”); and Gordon Wasserman and Thomas A. Bologna constitute a class with a term ending at the 2008 Annual Meeting (the “Class II directors”). The Board of Directors appointed Mr. Bologna to serve as a Class II member of the Board of Directors with a term expiring in 2008, and Dr. Paul Kelly, previously a Class II director, resigned from the Board of Directors effective April 14, 2006. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board of Directors has voted (i) to keep the size of the Board of Directors at eight members and (ii) to nominate Dr. Poste and Ms. Williams for election at the Annual Meeting for a term of three years each to serve until the 2009 Annual Meeting of Stockholders, and until their respective successors are elected and qualified. The Class I directors (James Beery, Sidney M. Hecht and Kenneth D. Noonan) and the Class II directors (Thomas A. Bologna and Gordon Wasserman) will serve until the Annual Meetings of Stockholders to be held in 2007 and 2008, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Dr. Poste and Ms. Williams. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his/her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the votes cast at the Meeting is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DR. POSTE AND MS. WILLIAMS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 2)

The firm of KPMG LLP, independent registered public accounting firm, has audited our accounts since our inception. Our Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2006. Representatives of KPMG LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

Audit and Non-Audit Fees

Audit Fees

Fees incurred by us for professional services rendered by KPMG LLP for the audit of the annual consolidated financial statements included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Forms 10-Q and for the audit of internal control over financial reporting required under the Sarbanes-Oxley Act of 2002 were $1,214,000 for 2004 and $1,480,000 for 2005.

Audit-Related Fees

We paid no audit-related fees to KPMG LLP for 2004 and $81,000 in 2005 for services related to a proposed transaction.

Tax Fees

Fees paid to KPMG LLP associated with tax compliance and tax consultation were $141,600 in 2004 and $125,500 in 2005.

All Other Fees

We paid no other fees to KPMG LLP for 2004.

The Audit Committee’s policy is to approve all audit and non-audit services provided by our independent registered public accounting firm prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the committee chair to pre-approve between committee meetings those services that have not already been pre-approved by the committee. The chair is required to report any such pre-approval decisions to the full committee at its next scheduled meeting. In the event the stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm at the 2006 Annual Meeting of Stockholders, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast at the Meeting is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our principal executive officer and principal financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.orchid.com and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at Orchid, 4390 US Route One, Princeton, New Jersey 08540. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the 2006 Annual Meeting. If any other business is properly brought before the 2006 Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2007, stockholder proposals must be received no later than March 8, 2007. To be considered for presentation at the 2007 Annual Meeting, although not included in the proxy statement for the meeting, proposals must be received between April 7, 2007 and May 7, 2007. Proposals received outside of this time period will not be considered at the 2007 Annual Meeting. If a proposal is received within that time period but after the date for inclusion in the proxy statement, management proxies may confer discretionary authority to vote on the matters presented at the 2007 Annual Meeting of stockholders by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act. All stockholder proposals should be marked for the attention of Corporate Secretary, Orchid, 4390 US Route One, Princeton, New Jersey, 08540.

Princeton, New Jersey

June 5, 2006

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about us, is available on the Internet at www.orchid.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations Office, Orchid, 4390 US Route One, Princeton, New Jersey, 08540.

ORCHID CELLMARK INC.

4390 US ROUTE ONE, PRINCETON, NEW JERSEY 08540

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JULY 6, 2006

ORCHID CELLMARK INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated June 5, 2006 in connection with the Annual Meeting of Stockholders to be held at 10:00 am, local time, on Thursday, July 6, 2006 at the Westin Princeton at Forrestal Village, located at 201 Village Boulevard, Princeton Forrestal Center, Princeton, New Jersey, 08540 and hereby appoints Raymond J. Land and Warren T. Meltzer, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Orchid Cellmark Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR all of the Proposals set forth below. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournments of the Meeting. If you wish to vote by telephone or Internet, please read the directions on the reverse side.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

1. Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

Proposal to elect George H. Poste and Nicole S. Williams as Class III Directors.

George H. Poste	☐ FOR	☐ WITHHOLD VOTE
Nicole S. Williams	☐ FOR	☐ WITHHOLD VOTE

2. Proposal to ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☒ Please mark votes as in this example.

The Board of Directors recommends a vote FOR all Proposals.

☐ By checking this box, I/we consent to future access and delivery of Annual Reports and Proxy Statements electronically via the Internet. I/We understand that the company may no longer distribute printed materials to me/us for any future stockholder meetings until this consent that I/we have given is revoked. I/we understand that I/we may revoke this consent to electronic access and delivery at any time.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: _______________________ Date _______

Signature: _______________________ Date _______

YOUR VOTE IS IMPORTANT! YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY INTERNET:

24 HOURS A DAY, 7 DAYS A WEEK

Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner

of this form. Follow the instructions at the following Website Address:

http://www.proxyvote.com

OR

VOTE BY PHONE:

CALL TOLL-FREE 1-800-690-6903

ON A TOUCH TONE TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK

Have your proxy card in hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Proposal 1, Election of Directors: To vote FOR ALL nominees, press 1, to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2, Ratification of Independent Registered Public Accounting Firm: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

Press 1 to consent to view future Annual Reports and Proxy Materials for this account via the Internet.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

OR

VOTE BY PROXY CARD:

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

NOTE: If you voted by Internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

THANK YOU FOR VOTING